As filed with the Securities and Exchange Commission on February 23, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PAVMED INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1214177
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Grand Central Place, Suite 4600 New York, New York 10165 (212) 949-4319	Lishan Aklog, M.D. Chairman and Chief Executive Officer PAVmed Inc. One Grand Central Place, Suite 4600 New York, New York 10165 (212) 949-4319
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.

Jeffrey M. Gallant, Esq.
Eric T. Schwartz, Esq.

Graubard Miller
405 Lexington Avenue, 11th Floor
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-248709

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $.0001 per share	$8,904,800	$971.51

(1)	The registrant previously registered the offering, issuance and sale of securities of up to $75,000,000 under the registration statement on Form S-3 (File No. 333-248709), which was filed by the registrant on September 10, 2020 and declared effective on September 17, 2020 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $8,904,800 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities that remain available for issuance under the Registration Statement. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover such additional number of securities as may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of PAVmed Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-3 (File No. 333-248709), which was declared effective by the Commission on September 17, 2020 are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in New York, New York on February 23, 2021.

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Name:	Lishan Aklog, M.D.
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Lishan Aklog, M.D.	Chief Executive Officer and Chairman	February 23, 2021
	Lishan Aklog, M.D.	of the Board (Principal Executive Officer)

By:	/s/ Dennis M. McGrath	President and Chief Financial Officer	February 23, 2021
	Dennis M. McGrath	(Principal Financial Officer and
Principal Accounting Officer)

By:	*	Vice Chairman and Director	February 23, 2021
Michael J. Glennon

By:	*	Director	February 23, 2021
James L. Cox, M.D.

By:	*	Director	February 23, 2021
Ronald M. Sparks

By:	*	Director	February 23, 2021
David Weild IV

By:	*	Director	February 23, 2021
David S. Battleman, M.D.

*By:	/s/ Lishan Aklog, M.D.
Name: Lishan Aklog, M.D.
Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Graubard Miller.

23.1	Consent of Marcum LLP.

23.2	Consent of Citrin Cooperman & Company, LLP.

23.3	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney.*

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-248709) filed with the Commission on September 10, 2020.